UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

REYNOLDS CONSUMER PRODUCTS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39205	45-3464426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 879-5067

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	REYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On October 12, 2023, Reynolds Consumer Products Inc. (the “Company”) announced that its Board of Directors has appointed Scott E. Huckins as the Company’s Chief Financial Officer, effective November 13, 2023, to succeed Michael Graham, who previously announced his planned retirement from the Company.

On October 23, 2023, Scott E. Huckins will begin employment with the Company in an advisory role and, effective November 13, 2023, will be appointed Vice President, Chief Financial Officer and Treasurer of the Company.

Effective upon Mr. Huckins’ appointment as Chief Financial Officer, Michael Graham will step down from this position and move into an advisory role to assist with the transition. Mr. Graham will remain a full-time employee with the Company, with the same compensation and under the same terms and conditions as his current employment agreement, until his retirement on or about February 7, 2024.

Mr. Huckins will be joining the Company from SunOpta, Inc. where he has served as the CFO since 2019. Mr. Huckins previously served as CFO of Claire’s Stores Inc. from 2016 to 2019. Prior to Claire’s, Mr. Huckins was with Sears Holdings from 2012 to 2016 where he served in the roles of Vice President – Treasurer and President – Sears Reinsurance Company, Ltd. Mr. Huckins also served as Vice President – Treasury, Tax, and Investor Relations at RCS Holdings, Inc. He also formerly served as Principal at Pioneer Advisors. Prior to that, Mr. Huckins served in several leadership roles at Koch Industries Inc. and affiliated companies, including as President & CEO of Koch Financial Products, LLC, CFO of the Capital Markets Division, Treasurer of Koch Industries Inc., and CFO of KoSa B.V. Mr. Huckins holds a Bachelor of Science in Finance from Arizona State University and earned a Master of Management, with concentrations in Finance and Management Strategy, from Northwestern University, J.L. Kellogg Graduate School of Management.

There are no arrangements or understandings between Mr. Huckins and any other persons pursuant to which Mr. Huckins was selected as Chief Financial Officer, nor is Mr. Huckins a party to any related persons transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Employment Arrangements with Mr. Huckins

On September 15, 2023, Scott E. Huckins accepted a written offer letter of employment from the Company for the position of Chief Financial Officer (the “Offer Letter”). Mr. Huckins has also entered into an Employment Agreement (“Employment Agreement”) and a Restrictive Covenant Agreement (“Restrictive Covenant Agreement”) in substantially the same form as entered into by the Company’s other executive officers, which agreements will be effective on Mr. Huckins’ start date of October 23, 2023.

Offer Letter

Mr. Huckins will be paid an initial annual base salary of $675,000. Mr. Huckins will participate in the Company’s annual incentive program, with a target annual bonus opportunity for 2023 of 75% of his base salary, prorated for 2023 based on his start date, and under the same terms as the Company’s other executive officers. In addition, Mr. Huckins will be eligible to participate in the Company’s 2024 long-term incentive program in a target amount equal to 190% of his base salary in 2024, under the same terms as the Company’s other executive officers.

In recognition of Mr. Huckins’ acceptance of the role of Chief Financial Officer, Mr. Huckins will receive: (i) a cash sign-on bonus of $500,000, payable on or about December 31, 2023, which will be subject to full repayment by Mr. Huckins to the Company in the event that, within one year following the payment date, he voluntarily terminates his employment or the Company terminates his employment for cause; and (ii) a one-time equity award under the Company’s Equity Incentive Plan, as amended and restated on January 27, 2022, of restricted stock units (“RSUs”), with a grant date of December 1, 2023 and a grant date fair value of approximately $1,500,000 that will vest ratably on December 1, 2024, December 1, 2025 and December 1, 2026.

The foregoing description of the Offer Letter is a summary and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Potential Payments Upon Termination or Change in Control

The Employment Agreement provides that Mr. Huckins will be eligible for severance in the event of certain types of termination as follows: (a) if Mr. Huckins is terminated without Cause (as defined in the Employment Agreement) prior to a Sale of Business (as defined in the Employment Agreement), Mr. Huckins would be entitled to receive one times his base salary, paid in equal installments over 12 months following the date of termination; or (b) if a Sale of Business occurs and within 12 months following the closing of such Sale of Business either Mr. Huckins is terminated without Cause, or his position is materially reduced in remuneration or scope of duties and Mr. Huckins terminates his employment, then Mr. Huckins would be entitled to receive (i) two times his base salary plus (ii) his annual bonus at target prorated through the date of termination, paid in equal installments over 24 months following the date of termination. In addition, if Mr. Huckins is terminated without Cause, then Mr. Huckins and his eligible dependents will continue to be covered by the Company’s health plan for 12 months from the date of termination.

The Employment Agreement provides that if Mr. Huckins breaches any of the provisions of the Restrictive Covenant Agreement, his right to receive further payments of severance amounts will be terminated.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement (including the Restrictive Covenant Agreement attached thereto), which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Employment Arrangements with Mr. Graham

Effective November 13, 2023, upon the appointment of Mr. Huckins as Chief Financial Officer, Mr. Graham will step down from this position and move into an advisory role to assist with the transition. Mr. Graham will remain a full-time employee with the Company, with the same compensation and under the same terms and conditions as his current employment agreement, until his voluntary retirement on or about February 7, 2024. Mr. Graham is expected to qualify for all Company retirement benefits, including Enhanced Retirement benefits received pursuant to the terms of the equity awards granted to him on each of February 1, 2022 and February 1, 2023. A description of the Company’s retirement benefits, including with respect to equity awards, is provided in the Company’s definitive proxy statement for the 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on March 14, 2023.

Item 7.01.	Regulation FD Disclosure

On October 12, 2023, the Company issued a press release announcing the leadership changes described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated as of September 15, 2023, by and between Reynolds Consumer Products Inc. and Scott E. Huckins

10.2	Employment Agreement, effective October 23, 2023, by and between Reynolds Consumer Products LLC and Scott E. Huckins (including the Restrictive Covenant Agreement attached thereto)

99.1	Press Release issued by Reynolds Consumer Products Inc. on October 12, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

REYNOLDS CONSUMER PRODUCTS INC.

	By:	/s/ David Watson
David Watson
General Counsel and Secretary